UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition.

On August 7, 2024, Intra-Cellular Therapies, Inc. (the “Company”) announced its financial results for the second quarter ended June 30, 2024, and provided a corporate update.

A copy of the Company’s press release containing such announcements (the “Earnings Press Release”) is attached hereto as Exhibit 99.1. The information in the Earnings Press Release set forth under the heading “Second Quarter Financial Highlights,” together with the condensed consolidated financial information included in the Earnings Press Release, are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sanjeev Narula as Executive Vice President, Chief Financial Officer

On August 7, 2024, the Company announced that Sanjeev Narula has been appointed by the Board of Directors of the Company (the “Board”) to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of August 12, 2024 (the “Appointment Date”).

Sanjeev Narula, age 63, has over three decades of experience as a senior financial professional, approximately 20 years of which have been in the biopharmaceutical industry. Mr. Narula previously served as Chief Financial Officer of Viatris Inc. (Nasdaq:VTRS), from November 2020, when Mylan N.V. combined with Pfizer Inc.’s Upjohn business to form Viatris Inc., until March 2024. His responsibilities included oversight of the global finance and real estate department, which included corporate controllership, investor relations, financial planning and analysis, internal audit, shared services, real estate, tax, and treasury among others. Prior to that, Mr. Narula served as Chief Financial Officer of Pfizer’s Upjohn division beginning in January 2019, with responsibility for oversight of finance, procurement and business technology for all functions of the business. From January 2014 to January 2019, Mr. Narula served as CFO and Vice President, Finance for Pfizer’s Essential Health Business, with responsibility for business development, financial planning and analysis, and other finance activities. Prior to that Mr. Narula served as CFO and Vice President of Pfizer’s Primary Care Business Unit and prior to that held several leadership positions of increasing responsibilities during his 16 years at Pfizer. Prior to joining Pfizer, Mr. Narula held financial and operational leadership roles at American Express and Xerox India. Mr. Narula received his Bachelor of Commerce (Honors) Degree from Delhi University and his Chartered Accountant degree from The Institute of Chartered Accountants of India.

The selection of Mr. Narula to serve as the Company’s Executive Vice President, Chief Financial Officer was not pursuant to any arrangement or understanding between Mr. Narula and any other person. There are no family relationships between Mr. Narula and any director or executive officer of the Company, and there are no transactions between Mr. Narula and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On August 2, 2024, the Company entered into an offer letter of employment, dated August 2, 2024 (the “Offer Letter”), and an employment agreement, effective as of the Appointment Date (the “Employment Agreement” and collectively with the Offer Letter, the “Employment Agreements”) with Mr. Narula. The terms of the Employment Agreements provide that Mr. Narula will receive an initial annual base salary of $615,000, and an annual salary review and adjustment in the discretion of the Board, and that Mr. Narula is eligible for annual bonus payments and equity grants, as may be awarded by the Board. The Employment Agreements also provide that Mr. Narula will receive an initial equity grant with an aggregate fair value of $3.5 million, with 75% of the grant to consist of restricted stock units with respect to shares of the Company’s common stock to be determined based on the closing price per share of the Company’s common stock on the grant date, and with 25% of the grant to consist of stock options which will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date. The initial equity grant will vest in equal installments on the first three anniversaries of the grant date and will be granted on the Appointment Date and be subject to the terms of the Company’s Amended and Restated 2018 Equity Incentive Plan. In addition, the Employment Agreements provide for Mr. Narula to receive a sign-on bonus of $125,000 net of taxes, which Mr. Narula is required to repay to the Company on a pro-rated basis if he voluntarily resigns from the Company within 18 months of his start date. In addition, Mr. Narula’s Employment Agreement provides that the Company will pay the premium on a life insurance policy in an amount of one times his salary up to $750,000. Further the Employment Agreements provide that Mr. Narula is entitled to participate in the Company’s benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the Employment Agreement is three years and will be renewed for successive one-year terms, unless we or Mr. Narula provides notice that the Company or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the Employment Agreement.

The Employment Agreement further provides that if Mr. Narula’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, the Company will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by the Company or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in the Company’s favor, returns all Company property, and complies with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that the Company paid prior to his termination; and (c) immediate vesting of all of his unvested equity grants. Mr. Narula will also be entitled to such severance benefits if the Company elects not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Mr. Narula executing a general release in the Company’s favor, returning all Company property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Mr. Narula will not be eligible for such severance benefits if he or the Company wishes to renew the agreement on different terms than those contained in his employment agreement. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, or he terminates his employment for good reason during such period, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release; (b) payment for 18 months of the portion of the COBRA premiums that the Company paid prior to his termination; and (c) immediate vesting of all of his unvested equity grants. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of the Company, returns all Company property and complies with his post-termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

The Company also entered into an employee proprietary information, inventions, and non-competition agreement (the “Proprietary Information Agreement”) with Mr. Narula in which he agreed to not (i) solicit the Company’s customers, consultants, contractors or employees for a period of one year after the termination of his employment or (ii) compete with the Company for a period of one year after the later of the termination of his employment or the date a court of competent jurisdiction enters an order enforcing the non-competition provision.

The foregoing description of the Offer Letter, the Employment Agreement and the Proprietary Information Agreement is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, the Employment Agreement, and the Proprietary Information Agreement, a copy of which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Further, in connection with Mr. Narula’s appointment, Mr. Narula and the Company entered into an indemnification agreement in the form the Company has entered into with its other executive officers and directors, which form is filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2013 and incorporated herein by reference.

Retirement of Lawrence J. Hineline as Chief Financial Officer

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 19, 2024, on March 14, 2024, Lawrence J. Hineline notified the Company that he intended to retire as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company following the appointment of his successor as Chief Financial Officer. On August 2, 2024, Mr. Hineline notified the Company that he will retire upon the effective date of Mr. Narula’s appointment as Chief Financial Officer, August 12, 2024 (the “Retirement Date”). Mr. Hineline’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial reporting, accounting or otherwise).

On August 2, 2024, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Hineline, pursuant to which he will transition on the Retirement Date from his role as the Company’s Chief Financial Officer to a consultant of the Company, including to assist in the transfer of knowledge and to serve in a financial matters advisory capacity. Pursuant to the Separation Agreement, the Company will continue payment of his base salary through the Retirement Date. The Separation Agreement includes a standard release and waiver by Mr. Hineline and other customary provisions. Furthermore, on August 2, 2024, the Company also entered into a consulting agreement (the “Consulting Agreement”) with Mr. Hineline, pursuant to which he will serve as a consultant to the Company. Pursuant to the Consulting Agreement, Mr. Hineline will be paid an hourly rate for his services as a consultant. The Consulting Agreement also includes confidentiality, non-solicitation and other customary provisions. The Consulting Agreement remains in effect until March 31, 2025.

The foregoing description of the Separation Agreement and the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, a copy of which is filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

On August 7, 2024, the Company issued a press release announcing the appointment of Sanjeev Narula (the “CFO Appointment Press Release”), as described in Item 5.02 above. A copy of the CFO Appointment Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events.

In the Earnings Press Release dated August 7, 2024, the Company also provided a corporate update. The information set forth under the headings “Commercial Update,” “Clinical Highlights,” “About CAPLYTA (lumateperone)” and “About Intra-Cellular Therapies,” together with the forward-looking statement disclaimer at the end of the Earnings Press Release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

The portions of the Earnings Press Release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the Earnings Press Release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of August 2, 2024, by and between Intra-Cellular Therapies, Inc. and Sanjeev Narula*

10.2	Employment Agreement, effective as of August 12, 2024, by and between Intra-Cellular Therapies, Inc. and Sanjeev Narula*

10.3	Employee Proprietary Information, Inventions, and Non-Competition Agreement, effective as of August 12, 2024, by and between Intra-Cellular Therapies, Inc. and Sanjeev Narula*

10.4	Separation Agreement, dated as of August 2, 2024, by and between Intra-Cellular Therapies, Inc. and Lawrence J. Hineline*

10.5	Consulting Agreement, dated as of August 2, 2024, by and between Intra-Cellular Therapies, Inc. and Lawrence J. Hineline*

99.1	Earnings Press Release dated August 7, 2024

99.2	CFO Appointment Press Release dated August 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

The Earnings Press Release and the CFO Appointment Press Release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Michael I. Halstead
Michael I. Halstead President

Date: August 7, 2024